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CONSULTING AGREEMENT
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This Agreement is made and entered into this 14th day of January, 2000 by and between GRACE SECURITIES, INC., 1101 Brickell Avenue, S, Tower, 5th Floor, Miami, FL 33131 (the "Consultant"), and FULLCOMM, INC. (the "Company"), with its principal place of business located at 11 Chambers Street, Princeton, New Jersey 08542.

                                R E C I T A L S

WHEREAS the Consultant ("Grace Securities, Inc."), through its partners and affiliates, has broad experience in providing technical and economic advice concerning business development, strategic planning, organizational development, operations and general management consulting; and the Consultant is willing to consult with the Company and render advice to the Company to achieve the Company's goals including acting as an interim Chief Executive Officer; and,

WHEREAS, the Company desires to obtain such services from Consultant and the Company agrees to provide compensation for such services to Consultant pursuant to the terms contained herein below.

NOW, THEREFORE, the parties do hereinafter agree as follows;

1. Duties of Consultant. The Company hereby retains the Consultant to perform those duties delineated below and Consultant agrees to perform the following activities on behalf of the Company;

     (a) Revise and make recommendations to the Company's business plan and to prepare a summary of said plan, if deemed necessary by Consultant and Company;

     (b) Assist in the preparation and analysis of the Company's financial statements, their form and content;

     (c) Analyze existing corporate organization and structure. Make recommendations to the Company's management regarding suggested changes and assist in recruiting new hires.
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       (d) Assist in the preparation of a strategic plan; and provide leadership in the implementation of such plan.

       (e) Assist in the preparation of development, operating and marketing plans; and provide leadership in the implementation of such plans. This will include locating and negotiating with partners for various activities, as deemed important by the Company and Consultant.

       (f) Act as the interim Chief Executive Officer (Rich T. Case will assume this position) of the Company and assume all job responsibilities inherent in the position, including those duties as mentioned herein.

These specific objectives may be altered, modified or revised based on Company's needs or new developments.

2. Compensation of Consultant.

       (a) In consideration for the services to be provided by Consultant herein, the Company will compensate Consultant on a monthly basis at the rate of $5,000 per month, plus expenses during the term of this Agreement. An initial retainer of $5,000 will be paid by Company to Consultant upon the signing of this Agreement and the balance of Consultant's fees plus expenses will be paid monthly during the term of this Agreement.

       (b) In addition, Consultant shall receive 175,000 warrants to purchase shares of the Company's common stock. Such warrants shall be exercisable for a period of seven years from the initial closing date of the Company's private placement of its common stock. The exercise price of such warrants shall be $2.75 per share.

       (c) Company agrees that it is solely responsible for compensation to Consultant. In the event Consultant agrees to take securities or other non-cash compensation, the Company agrees to pay Consultant an amount in cash sufficient to pay Consultant's taxes on said compensation.

       (d) The Consultant shall be entitled to certain piggyback and demand registration rights with respect to such common shares underlying the Consultant's warrants. Such piggyback registration rights shall be as follows: from the date hereof until

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     one year from the date of the closing of the Company's financing. Such demand registration rights shall be as follows: from one year from the date of the last closing of the Company's financing until two years from the date of the last closing of the Company's financing.

In the event of a disagreement related to Consultant's fee, Company and Consultant agree to be guided by GAAP (Generally Accepted Accounting Principles).

3. Obligations of Company. The Company will provide Consultant with all pertinent information related to the Company's operations and copies of all correspondence exchanged between Company and any third party referred by Consultant, either directly or indirectly, and Company will, in general, keep Consultant apprised in a timely fashion of the nature of any such proposed transactions between Company and any third party referred or introduced by Consultant.

4. Restrictive Covenants. The following restrictive covenants shall be in full force and effect during the term of this agreement and for a period of two (2) years after this Agreement has been terminated:

     (a) Consultant will take all action necessary to insure that all information provided by the Company to Consultant shall be kept in strictest confidence by Consultant; and

     (b) During the term of this restrictive covenant, Consultant agrees not to, directly or indirectly, solicit any of the Company's clients for any other entity other than on behalf of the Company.

5. Mandatory Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event Consultant utilizes an attorney in order to collect its fees and Consultant prevails then the Company shall reimburse Consultant for the costs of said action including but not limited to reasonable attorneys fees.
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6. Term. The initial term of this Agreement is for a twelve (12) month period.
This Agreement shall renew itself for an additional six (6) month term. Either party may terminate this agreement upon thirty (30) days notice, in writing, to the other party. Termination of this Agreement shall not terminate Consultant's fee or stock compensation, if earned during the period of this Agreement.

7. Authority to Act. The Company hereby represents and warrants that the individual who executes this Agreement on behalf of the Company has been granted the requisite authority to do so by the Company.

8. Indemnification. Company will indemnify and hold Consultant and its employees harmless from any and all claims arising from its activities as financial consultant to Company, except in the event the actions or inactions of the Consultant are deemed to involve gross negligence. Such indemnification shall include, but not be limited to, Consultant's reasonable attorney's fees.

9. Notice. Any notice required hereunder shall be complete upon certifed mailing to that party at the address appearing herein, or at the address which shall from time to time be provided to the other party. The parties shall notify the other of any alteration or change in address hereinafter occurring.

10. Counterparts. This Agreement may be executed in multiple counterparts. Each executed counterpart shall be considered an original, and taken together, shall constitute one and the same document. Any signature, notice or other communication with respect to the subject matter hereof may be given by telex, telecopy or other facsimile transmission and relied upon to the same extent as if it were an original.

11. Severability. If any provision, paragraph or subparagraph of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Agreement, including any other provision, paragraph or subparagraph. Each provision, paragraph or subparagraph of this Agreement is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

12. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Florida.
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13. Amendment. This Agreement may only be amended in writing, duly endorsed by the parties hereto.

IN WITNESS WHEREOF the parties have executed this Agreement, effective the date first written above.



/s/ John D. Kaweske                          /s/ Brendan G. Elliott
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John D. Kaweske, President                   Brendan G. Elliott, President
Grace Securities, Inc.                       Fullcomm, Inc.